Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-77509) of Navigant International, Inc. of our report dated June 18, 2002 relating to the financial statements of the Navigant International 401(k) Plan, which appears in this Form 11-K.

/s/    PricewaterhouseCoopers LLP
Hartford, Connecticut
June 24, 2002